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                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 4, 2000, with respect to the consolidated financial statements of Security Benefit Life Insurance Company and Subsidiaries included in Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-41180) and Amendment No. 1 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-10011) on Form N-4 of SBL Variable Annuity Account XIV and the related Statement of Additional Information accompanying the Prospectus of the SecureDesigns Variable Annuity.

                                                               Ernst & Young LLP

Kansas City, Missouri
October 9, 2000